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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 33-          ) and the related Prospectus
of UroHealth Systems, Inc. for the registration of 3,500,362 shares of its common stock and to the incorporation by reference therein of our reports dated June 4, 1996, with respect to the consolidated financial statements and schedule of UroHealth Systems, Inc. included in its Transition Report (Form 10-K) for the nine months ended March 31, 1996, filed with the Securities and Exchange Commission.

                                            [SIG]

                                            ERNST & YOUNG LLP

Orange County, California
June 17, 1996